UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE FOR THE FILING OF FORM 8-K/A

This Form 8-K/A is filed as an amendment to a Current Report on Form 8-K filed on December 29, 2014 filed by MagneGas Corporation (the “Company”) regarding a Memorandum of Understanding with Afnetco Recycling (“AFT”), a South African company (the “Original MOU”). Another Memorandum of Understanding was signed on June 23, 2015 (the “Second MOU”). This amendment is being filed for the purpose of describing and filing as an Exhibit the Second MOU.

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2014, MagneGas Corporation (the “Company”) finalized a Memorandum of Understanding with Afnetco Recycling (“AFT”), a South African company (the “Original MOU”). The Original MOU called for AFT, by June 22, 2015, to purchase mobile recycler equipment related to liquid oil waste (the “Equipment”) from the Company for a price of $695,000.

AFT did not purchase the Equipment by June 22, 2015.

On July 1, 2015, the Company finalized a second Memorandum of Understanding with AFT (the “Second MOU”). The Second MOU was signed on June 22, 2015, however, the Second MOU did not become binding until AFT paid a non-refundable deposit of $10,000 to the Company on July 1. The Second MOU calls for AFT to purchase the Equipment by January 1, 2016 for a price of $695,000. A total of $675,000 will be owed since AFT paid $10,000 pursuant to the Original MOU and $10,000 pursuant to the Second MOU. Once the purchase is made, AFT will automatically obtain exclusive distribution rights for South Africa for 12 months for all Company products and services related to the processing of oil-based waste excluding for use in co-combustion or the sterilization of water-based waste. With payment of the $10,000 deposit, AFT currently has the right of first refusal for any business opportunities in South Africa involving Company products and services related to the processing of oil-based waste.

The foregoing description of the terms of the Second MOU are qualified in its entirety by reference to the provisions of the Second MOU filed as Exhibit 10.1 to this Amendment Number 1 to Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	MOU with Afnetco, dated June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: July 2, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer